UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e) On September 6, 2013, Joseph P. Caruso resigned as Vice Chairman and as a member of the Board of Directors and as President of Cynosure, Inc. (the “Company”).

Pursuant to a Separation Agreement and Release (the “Agreement”) entered into by and among Mr. Caruso on the one hand, and Palomar Medical Technologies, LLC (“Palomar”) and the Company on the other hand, effective as of September 6, 2013, Mr. Caruso will receive (i) $2,400,000 as Separation Pay, in installments over two years, and (ii) the remaining 35% of his Retention Bonus and a Gross-Up Payment, as defined in his employment agreement with Palomar and described in the Form S-4 Registration Statement filed April 12, 2013 under “Interests of Directors and Executive Officers of Palomar in the Merger”. Cynosure will also pay Mr. Caruso’s legal costs up to $25,000. In consideration of the foregoing, Mr. Caruso has agreed to (1) customary non-disclosure and assignment of inventions provisions, (2) customary noncompetition and nonsolicitation provisions for 18 months, followed by a noncompetition provision for an additional six months thereafter, and (3) a customary release.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed by the Company with its next Quarterly Report on Form 10-Q.

(c) On September 6, 2013, Michael R. Davin was elected President of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: September 6, 2013	By:	/s/ Timothy W. Baker
Timothy W. Baker
Executive Vice President, Chief Operating Officer and Chief Financial Officer